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                                    EXHIBIT 10.15a

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                                  [LETTERHEAD]



June 10, 1996



Mr. Robert B. Dutcher, President
Dutcher Insurance Agency, Inc.
Post Office Box 4127
Stockton, California 95204



RE: AGREEMENT FOR PURCHASE AND SALE OF ASSETS ("AGREEMENT")
    AND AMENDMENT DATED FEBRUARY 1, 1995



Dear Bob:

Section 8 of the Agreement, as Amended February 1, 1995, provides that Harden & Company Insurance Services, Inc. ("Buyer"), will deliver to Dutcher Insurance Agency, Inc. ("Seller") at the Closing, shares of common stock of Anchor Pacific Underwriters, Inc. ("APU") worth $55,000. Section 3(a)(ii) of the Agreement, as Amended February 1, 1995 provides the number of APU shares to be issued to Seller shall be determined by dividing the average of the per share closing bid price of APU common stock as reported by Nasdaq during the 30 days immediately after such APU common stock begins trading on the Nasdaq system by $55,000 ("New APU Stock Pricing Formula"). The same Section provides that the buyer shall deliver to Seller a share certificate within 15 business days after the New APU Stock Pricing Formula is calculated.

As discussed on June 3, 1996, the APU common stock has not begun trading on Nasdaq. APU expects that ultimately its common stock will begin to trade on Nasdaq; however, in consideration of the length of time that has elapsed since entering into the Agreement, the Buyer and Seller have agreed to modify the APU common stock Pricing Formula described in Section 3(a)(ii) of the Agreement, as Amended on February 1, 1995 in the following manner:

              Buyer and Seller have determined that the fair market value per share of common stock as of June 3, 1996 to be $1.75. The number of APU shares to be issued to Seller in satisfaction of Buyers obligation under the Agreement, as Amended on February 1, 1995 shall be determined by dividing $55,000 by $1.75. Any fractional shares will be paid by check to Seller in lieu of stock.


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Mr. Robert B. Dutcher, President
June 10, 1996
Page 2.


              Buyer shall request its transfer agent, U.S. Stock Transfer, to issue said certificate(s) for 31,428 shares of APU common stock in the name of Robert B. Dutcher per Sellers instructions.


Very truly yours,


/s/ James R. Dunathan
- ------------------------------
James R. Dunathan
President and CEO
Anchor Pacific Underwriters, Inc.


The above modification to Section 3(a)(ii) of the Agreement and Amendment dated February 1, 1995 is agreed to and accepted by:

Dutcher Insurance Agency, Inc.


By: /s/ Robert B. Dutcher
    --------------------------
    Robert B. Dutcher
    President

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